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Exhibit 23.12

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Pemex Project Funding Master Trust of our report dated March 5, 2001 relating to the financial statements of P.M.I. Marine Limited Mexican Branch, which appears in the Petróleos Mexicanos' Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PRICEWATERHOUSECOOPERS
/s/ MANUEL GARCIA BRAÑA Manuel Garcia Braña

Mexico City, Mexico
August 12, 2003

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  Exhibit 23.12
CONSENT OF INDEPENDENT ACCOUNTANTS